Farm Springs Road (CT)

PROMISSORY NOTE

$15,000,000.00                                     February ___, 2013

FOR VALUE RECEIVED, the undersigned, FARM SPRINGS ROAD LLC, a Connecticut limited liability company (“Borrower”), with the mailing address of 444 Merrick Road, Suite 370, Lynbrook, NY  11563, promises to pay to the order of AVIVA LIFE AND ANNUITY COMPANY, an Iowa corporation (“Lender”), at its office located at c/o Aviva Investors North America, Inc., Attn:  Commercial Mortgage, 215 10th Street, Suite 1000, Des Moines, Iowa 50309, or at such other place as Lender may designate in writing, the principal sum of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) together with interest from and including the date advanced on the balance of the principal sum remaining from time to time unpaid at the rate of three percent (3.0%) per annum.  Interest shall be calculated for the actual number of days in any partial month on the basis of a 360-day year of twelve thirty-day months.  Interest only on the unpaid principal balance from and including the date advanced through the end of that calendar month, shall be paid on the date of disbursement.  This Promissory Note is sometimes hereinafter referred to as this “Note.”  Notwithstanding anything stated above to the contrary, the full principal amount of $15,000,000.00 shall be advanced upon execution and delivery of the Loan Documents.

Payments of interest only in the amount of Thirty-Seven Thousand Five Hundred and No/100 Dollars ($37,500.00) (“Interest Only Payment”) shall be made in fifty-nine (59) consecutive monthly installments beginning on the first day of April, 2013, and on the first day of each month thereafter through and including the first day of February, 2018.  On the first day of March, 2018 (as the same may be extended pursuant to the terms hereof, the “Maturity Date”) a final payment of the entire balance of principal and interest then unpaid thereon shall be due and payable.  Provided, however, if the first day of any such month is not a "Business Day" (being a day other than a Saturday, Sunday or holiday on which national banks are authorized to be closed), the applicable payment shall be due on the next following Business Day.  If a monthly payment is not received by the due date thereof, it shall constitute a default under the terms hereof.  Each payment shall be applied first to interest and other charges then due and the balance to reduction of the principal sum.

Unless and until Borrower is otherwise notified in writing by Lender, all monthly payments due on account of the indebtedness evidenced by this Note shall be made by electronic funds transfer debit transactions utilizing the Automated Clearing House (“ACH”) network of the U.S. Federal Reserve System and shall be initiated by Lender from Borrower’s account (as shall have been previously established by Borrower and approved by Lender) at an ACH member bank (the “ACH Account”) for settlement on the first day of each month as provided hereinabove. Borrower hereby authorizes Lender to electronically initiate the transfer of all monthly payments required on this Note (and any escrow deposits required pursuant to the Mortgage as defined below) by ACH transfer of funds from the ACH member bank designated by Borrower.  Borrower shall, prior to each payment due date, deposit and/or maintain sufficient funds in the ACH Account to cover all debit transactions initiated or to be initiated hereunder by or for Lender.

[PROMISSORY NOTE]
 Loan No. 19263

Concurrently with or prior to the delivery of this Note, Borrower has executed and delivered written authorization to Lender to effect the foregoing and will from time to time execute and deliver further authorization to effect payment through ACH transfer. Borrower has delivered to Lender, concurrently with or prior to Borrower’s execution and delivery of this Note, a voided blank check or a pre-printed deposit form for such ACH Account showing Borrower’s ACH Account number with the ACH member bank and showing the ACH member bank routing number.

Notwithstanding the foregoing regarding the ACH member bank and the ACH network system, any failure, for any reason, of the ACH network system or any electronic funds transfer debit transaction to be timely or fully completed shall not in any manner relieve Borrower from its obligations to promptly, fully and timely pay and make all payments or installments provided for under this Note when due, and to comply with all other of Borrower’s obligations under this Note or any other documents evidencing or securing this Note; or relieve Borrower from any of its obligations to pay any late charges due or payable under the terms of this Note; provided that if the cause for such failure is that Lender did not timely initiate the transfer request, then Borrower shall not be in default unless payment is not made within five (5) Business Days after notice of nonpayment is given by Lender. Borrower shall provide Lender with at least thirty (30) days prior written notice of any change in the ACH information provided above and Borrower shall not change ACH member banks without first obtaining Lender’s written approval.

BORROWER ACKNOWLEDGES THAT THE MONTHLY INSTALLMENTS REFERRED TO ABOVE WILL NOT AMORTIZE ALL OF THE PRINCIPAL SUM OF THE INDEBTEDNESS BY THE MATURITY DATE, RESULTING IN A “BALLOON PAYMENT” ON SAID DATE OF THE ENTIRE UNPAID PRINCIPAL BALANCE OF THIS NOTE AND ACCRUED UNPAID INTEREST.

Upon sixty (60) days notice by Borrower to Lender that Borrower is not able to make the 60th payment (which is a balloon payment due on the Maturity Date) but shall only make the Interest Only Payment on the Maturity Date, then the loan term will automatically be extended for an additional ten-year period [or such lesser time period to match the remaining term of the lease (“Lease”) of the Mortgaged Premises all as determined by Lender] hereinafter referred to as the "Extension Period" subject to a revised interest rate and the other terms and conditions described below.  The monthly payments beginning on the first day of April, 2018 and continuing through March, 2028 shall consist of principal and interest payments based on the then current market interest rate, as determined by Lender, and based on an amortization period that will cause all excess cash over the remaining term of the Lease to be applied to the unpaid principal balance of this Note, all as determined by Lender.  This amortization schedule is anticipated to provide breakeven debt service coverage based upon the scheduled rent payments under the Lease.  On the first day of March, 2028 (or such lesser time depending on the remaining term of the Lease) hereafter referred to as the “Final Maturity Date”, a final payment of the entire balance of principal and interest then unpaid thereon shall be due and payable.

[PROMISSORY NOTE]
 Loan No. 19263

Prior to the beginning of the Extension Period, Borrower shall execute such documents amending this Note, the Mortgage and other Loan Documents as required by Lender.  Borrower shall pay all of Lender’s fees and expenses, including reasonable attorney fees, incurred in connection with such extension.  If not otherwise due before the Final Maturity Date, the entire balance of principal and interest then unpaid, and all other sums due under this Note shall be due and payable on the Final Maturity Date.

This Note is given for an actual loan in the above amount and is the Note referred to in and secured by an Open-End First Mortgage Deed, Security Agreement and Fixture Filing (herein called the “Mortgage”) for the benefit of Lender dated as of the date hereof, on certain property described therein located in the Town of Farmington, Hartford County, Connecticut (herein called the “Mortgaged Premises”).  Additionally, Lender required and this is the Note referred to in an Assignment of Leases, Rents and Income (herein called the “Assignment”) dated as of the date hereof, assigning to Lender all of the leases, rents and income, issues and profit from the Mortgaged Premises.  This Note, the Mortgage, the Assignment, and all other instruments evidencing or securing the loan evidenced hereby, excluding the certain Environmental Indemnification Agreement dated this same date, are sometimes collectively referred to as the “Loan Documents.”

Upon the occurrence and during the continuance of a default hereunder, or after maturity or accelerated maturity of the principal balance, or if the obligations evidenced hereby are reduced to a judgment, to the extent permitted by applicable law, interest shall be payable on demand on the unpaid principal balance or the judgment, as the case may be, and accrued interest thereon, from time to time outstanding, at a rate equal to twelve percent (12%) per annum or, if less, the highest legal rate permitted under applicable law, until paid.

In the event that any payment required to be made pursuant to this Note is not received by the due date thereof, a late charge of five cents ($.05) for each dollar ($1.00) so overdue shall become immediately due and payable as liquidated damages for defraying expenses incident to handling such delinquent payment and by reason of failure to make prompt payment, and the same shall be deemed to be evidenced by this Note and secured by the Mortgage.  In the event of the failure of Borrower to pay any such late charge within five (5) days after demand, then the unpaid principal balance and accrued interest shall, at the option of Lender, become immediately due and payable without further notice and demand, such notice and demand being expressly waived, but in such event said late charge shall be voided and shall not be payable by Borrower nor receivable by Lender and the rate of interest effective after maturity shall be applicable.

Time is of the essence hereof and it is expressly agreed that should default be made in the payment of any installment of principal or interest when due under this Note (including any applicable grace period), or if an Event of Default (used herein as that term is defined in the Mortgage) shall occur, then the entire unpaid principal balance and accrued interest shall, at the option of Lender, become immediately due and payable, without further notice and demand, such notice and demand being expressly waived, anything contained herein or in any instrument now or hereafter securing this Note to the contrary notwithstanding.  Said option shall continue until all such defaults have been cured and such cure has been accepted by Lender.

[PROMISSORY NOTE]
 Loan No. 19263

Except as expressly provided for in this Note, Borrower may not prepay any portion of the principal balance.  Borrower reserves (provided no Event of Default exists) the privilege to prepay, in full but not in part, the principal indebtedness evidenced hereby beginning on the first day of March, 2014, and on or about any installment payment date thereafter, upon thirty (30) days prior written notice to Lender, payment to Lender of all accrued interest remaining unpaid pursuant to this Note, payment to Lender of all other unpaid costs and expenses that are Borrower’s obligation under the Loan Documents, and payment of a premium (hereinafter referred to as the “Prepayment Premium”) in an amount equal to the greater of: (a) one percent (1%) of the outstanding principal balance that Borrower is prepaying; and (b)(i) the sum of (A) the present value of the scheduled monthly payments of principal and interest from the date of such prepayment to the Maturity Date and (B) the present value of the amount of principal and interest due on the Maturity Date assuming all monthly payments of principal and interest were paid when due, less (ii) the outstanding principal loan balance as of the date of prepayment.  The present values referred to in (b)(i)(A) and (b)(i)(B) hereof shall be computed on a monthly basis as of date of prepayment discounted at the rate equal to the yield to maturity on the U.S. Treasury obligation closest in maturity to the Maturity Date, as determined from data reported in The Wall Street Journal, or similar publication on the fifth Business Day preceding the date of prepayment.

In addition to the above, Borrower may (provided no Event of Default exists) prepay in full the then outstanding principal balance of the indebtedness evidenced by this Note any time from and after the due date of the  one hundred seventy-seventh (177th) monthly payment due hereunder with no Prepayment Premium.

In the event that after giving Lender a notice of prepayment (Lender shall have the right to charge a reasonable sum for payoff requests), Borrower rescinds such notice or otherwise fails to make the prepayment as indicated in such a notice, Borrower shall reimburse Lender for all of Lender’s costs and expenses incurred in connection with the anticipated prepayment.

In the event that pursuant to the provisions of the Mortgage (in connection with the application upon the principal balance hereof of proceeds of insurance or condemnation awards) or as a matter of grace, any partial prepayment is accepted hereon, the same shall not operate to defer or reduce the amount of any of the scheduled required monthly installment payments of principal and interest herein provided for; and each and every such scheduled required monthly installment payment shall be paid in full when due until this Note has been paid in full.

In the event Lender applies any insurance proceeds or condemnation proceeds to the reduction of the principal balance under this Note in accordance with the terms and conditions of the Mortgage, and if, at such time, no default exists hereunder and no Event of Default has occurred and is continuing, and no event has occurred that with the passage of time or the giving of notice would be or become such an Event of Default, then no Prepayment Premium shall be due or payable as a result of such application.

[PROMISSORY NOTE]
 Loan No. 19263

Except as otherwise expressly set forth in this Note, Borrower waives any right to prepay this Note in whole or in part, without premium.  If the maturity of the indebtedness evidenced hereby is accelerated by Lender as a consequence of the occurrence of a default hereunder or of an Event of Default, Borrower agrees that an amount equal to the Prepayment Premium (determined as if prepayment were made on the date of acceleration), or if at that time there be no privilege of prepayment, an amount equal to the greater of the Prepayment Premium or twelve percent (12%) of the then principal balance hereof, shall be added to the balance of unpaid principal and interest then outstanding, and that the indebtedness shall not be discharged except:  (i) by payment of such Prepayment Premium (or such other amount, as the case may be), together with the balance of principal and interest and all other sums then outstanding, if Borrower tenders payment of the indebtedness prior to completion of a non-judicial foreclosure or entry of a judicial order or judgment of foreclosure; or (ii) by inclusion of such Prepayment Premium (or such other amount, as the case may be) as a part of the indebtedness in any such non-judicial foreclosure or judicial order or judgment of foreclosure.

Borrower shall pay on demand all costs and expenses incurred by Lender in enforcing or protecting its rights and remedies hereunder, including, but not limited to, all costs of collection and litigation together with reasonable attorneys’ fees (which term as used in this Note shall include any and all legal fees and expenses incurred in connection with litigation, mediation, arbitration and other alternative dispute processes) and legal expenses, including, without limitation, expert witness fees, any post-judgment fees, costs or expenses incurred on any appeal, in collection of any judgment, or in appearing and/or enforcing any claim in any bankruptcy proceeding.  In the event of a judgment on this Note, Borrower agrees to pay to Lender on demand all costs and expenses incurred by Lender in satisfying such judgment, including without limitation, reasonable attorneys’ fees and legal expenses.  It is expressly understood that such agreement by Borrower to pay the aforesaid post-judgment costs and expenses of Lender is absolute and unconditional and shall survive (and not merge into) the entry of a judgment for amounts owing hereunder and shall remain in full force and effect post-judgment with regard to any subsequent proceedings in a court of competent jurisdiction including but not limited to bankruptcy court and until such fees and costs are paid in full.  Such fees or costs shall be added to Lender’s lien on the Mortgaged Premises that shall also survive foreclosure or other judgment and collection of said judgment.

Borrower and all other persons who may become liable for all or any part of this obligation severally waive demand, presentment for payment, protest and notice of nonpayment.  Said parties consent to any extension of time (whether one or more) of payment hereof, or release of any party liable for payment of this obligation.  Any such extension or release may be made without notice to any party and without discharging said party’s liability hereunder.

All agreements between Borrower and Lender (including, without limitation, those contained in this Note and the Mortgage) are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to Lender exceed the highest lawful rate of interest permissible under the laws of the State of Connecticut.  If, from any circumstances whatsoever, fulfillment of any provision of this Note or any other document securing the indebtedness, at the time performance of such provision shall be due, shall involve the payment of interest exceeding the highest rate of interest permitted by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under the laws of Connecticut; and if for any reason whatsoever Lender shall ever receive as interest an amount which would be deemed unlawful, such interest shall be applied to the payment of the last maturing installment or installments of the principal indebtedness hereunder (whether or not then due and payable) and not to the payment of interest.

[PROMISSORY NOTE]
 Loan No. 19263

Lender shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Lender and then, only to the extent specifically set forth in the writing.  A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.  Without limiting the generality of the foregoing, no waiver of, or election by Lender not to pursue, enforcement of any provision hereof imposing recourse liability on Borrower shall affect, waive or diminish in any manner Lender’s right to pursue the enforcement of any other such provision.

The remedies of Lender, as provided herein and in the documents hereinabove referenced, shall be cumulative and concurrent and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

All notices, demands, consents or requests which are either required or desired to be given or furnished hereunder (a “Notice”) shall be in writing and shall be deemed to have been properly given if either delivered personally or by overnight commercial courier or sent by United States registered or certified mail, postage prepaid, return receipt requested, to the address of the parties hereinabove set out and if to Borrower to the attention of Paul Cooper, Chief Executive Officer, with a copy to Ruskin Moscou Faltischek, P.C., Attn:  Eric C. Rubenstein, Esq., 1425 RXR Plaza, East Tower, 15th Floor, Uniondale, New York  11556.  Such Notice shall be effective upon receipt or refusal if by personal delivery, the first Business Day after the deposit of such Notice with an overnight courier service by the time deadline for next Business Day delivery if by commercial courier, and upon the earliest of receipt or refusal (which shall include a failure to respond to notification of delivery by the U.S. Postal Service) or five (5) Business Days following mailing if sent by U.S. Postal Service mail.  By Notice complying with the foregoing, each party may from time to time change the address to be subsequently applicable to it for the purpose of the foregoing.  Notices to Borrower also may be sent to any guarantor of Borrower’s obligations arising hereunder.

Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any United States federal or state court for Hartford County, Connecticut, in any action or proceeding arising out of or relating to this Note, and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such United States federal or state court. Borrower irrevocably waives any objection, including without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, that it may now or hereafter have to the bringing of any such action or proceedings in such jurisdiction. Borrower irrevocably consents to the service of any and all process in any such action or proceeding brought in any such court by the delivery of copies of such process to each party at its address specified for notices to be given hereunder or by certified mail directed to such address.

[PROMISSORY NOTE]
 Loan No. 19263

Whenever used herein, the singular number shall include the plural, the plural the singular, and the words “Borrower” and “Lender” shall be deemed to include their successors and assigns.

This Note shall be construed according to and governed by the laws of Connecticut (excluding conflicts of laws rules) and applicable federal law.

This Note may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument.  Executed copies of the signature pages of this Note sent by facsimile or transmitted electronically in either Tagged Image Format (“TIFF”) or Portable Document Format (“PDF”) shall be treated as originals, fully binding and with full legal force and effect, and the parties waive any rights they may have to object to such treatment.  Any party delivering an executed counterpart of this Note by facsimile, TIFF or PDF also shall deliver a manually executed counterpart of this Note, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Note.  The pages of any counterpart of this Note containing any party’s signature or the acknowledgement of such party’s signature hereto may be detached therefrom without impairing the effect of the signature or acknowledgement, provided such pages are attached to any other counterpart identical thereto except having additional pages containing the signatures or acknowledgements thereof of other parties.

Except as specifically otherwise set forth below and in that certain Environmental Indemnification Agreement dated on or about this same date from Borrower to Lender, no personal liability under this Note shall be asserted or enforceable against Borrower personally, all such liability being expressly waived by Lender (provided, the foregoing shall not affect the liability of any guarantor of any obligations arising under a separate guaranty hereof or any Indemnitor under any separate Environmental Indemnification Agreement); and Lender accepts this Note upon the express condition that in case of the occurrence of an Event of Default,  the remedies of Lender in its sole discretion shall be any or all of:

(a)	foreclosure of or exercise of powers of sale under the Mortgage in accordance with the terms and provisions set forth in the Mortgage;

(b)	action against any other security at any time given to secure the payment hereof; and

(c)	action to enforce the personal liability of Borrower and/or each guarantor (if any) of the payment hereof as specifically undertaken below in this Note or in a separate agreement.

PROVIDED, HOWEVER, NOTWITHSTANDING ANYTHING IN THIS NOTE TO THE CONTRARY, THERE SHALL AT NO TIME BE ANY LIMITATION ON BORROWER’S PERSONAL LIABILITY FOR THE PAYMENT TO LENDER OF, AND BORROWER SHALL BE PERSONALLY LIABLE TO LENDER FOR:

[PROMISSORY NOTE]
 Loan No. 19263

(1)           all damages, costs and expenses including attorney fees reasonably incurred by Lender on account of (a) intentional or negligent waste with respect to the Mortgaged Premises, or (b) fraud or willful misrepresentation in connection with the transactions contemplated by the Loan Documents;

(2)           misapplication of any security deposits, prepaid rent, or lease termination fees with respect to the Mortgaged Premises; and any rentals or income collected after a default in violation of the Loan Documents;

(3)           delinquent real estate taxes and assessments with respect to the Mortgaged Premises;

(4)           the replacement cost of any personal property or fixtures encumbered by the Mortgage removed or disposed of by Borrower and not replaced as required by the Mortgage;

(5)           misapplication of condemnation awards and proceeds and insurance proceeds; and any loss resulting from casualty to the Mortgaged Premises in excess of insurance proceeds received in respect thereof or otherwise resulting from Borrower’s failure to maintain adequate liability insurance and hazard insurance in accordance with the requirements in the Mortgage for maintenance of specified coverage;

(6)           all damages, costs and expenses, including attorneys’ fees, reasonably incurred by Lender on account of a breach of any environmental provision contained in the Mortgage;

(7)           any fees and costs, including attorneys’ fees, incurred in enforcing and collecting any amounts due under these recourse subparagraphs or due in connection with Lender’s enforcement of the Loan Documents;

(8)           the full amount due under this Note, including accrued interest, and other amounts due with respect to the Mortgage, the Assignment and any other Loan Documents executed by Borrower in connection with this Note in the event Borrower voluntarily files a petition in bankruptcy or commences a case or insolvency proceeding under any provision or chapter of the Federal Bankruptcy Code;

(9)           all damages, costs and expenses, including attorneys’ fees reasonably incurred by Lender as a result of or in connection with any claim that by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, the transaction creating the Mortgage constituted a fraudulent transfer, a fraudulent conveyance or a preferential transfer; and

(10)           the full amount due under this Note, including accrued interest, and other amounts due with respect to the Mortgage, the Assignment and any other Loan Documents executed by Borrower in connection with this Note if there occurs an event that under the “due on sale or encumbrance” provisions of the Mortgage (Section 1-4 thereof) constitutes an Event of Default under the Mortgage.

[PROMISSORY NOTE]
 Loan No. 19263

The unenforceability or invalidity of any provision hereof shall not render any other provision or provisions herein contained unenforceable or invalid.

Each of the parties hereto has been represented by counsel and the terms of this Note have been fully negotiated.  This Note shall not be construed more strongly against any party regardless of which party may be considered to have been more responsible for its preparation.

THE PARTIES HERETO, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE, TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED ON OR ARISING OUT OF THIS NOTE, OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN, OR ACTION OF ANY PARTY HERETO.  NO PARTY SHALL SEEK TO CONSOLIDATE BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL PARTIES.

BORROWER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS INSTRUMENT IS A PART IS A COMMERCIAL TRANSACTION, AND, TO THE EXTENT ALLOWED UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES OR BY OTHER APPLICABLE LAW, BORROWER WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY AND ALL PREJUDGMENT REMEDIES WHICH LENDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO PURSUE IN CONNECTION WITH SUCH TRANSACTION.

This Note is intended by the parties hereto to be the final, complete and exclusive expression of the agreement between them with respect to the matters set forth herein.  This Note supersedes any and all prior oral or written agreements relating to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no oral agreements between the parties.  No modification, rescission, waiver, release or amendment of any provision of this Note shall be made, except by a written agreement signed by the parties hereto.

[PROMISSORY NOTE]
 Loan No. 19263

IMPORTANT:   READ BEFORE SIGNING.  THE TERMS OF THIS NOTE SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE.  NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS NOTE MAY BE LEGALLY ENFORCED.  BORROWER MAY CHANGE THE TERMS OF THIS NOTE ONLY BY ANOTHER WRITTEN AGREEMENT.  THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENTS (EXCEPT EXEMPT TRANSACTIONS) NOW IN EFFECT BETWEEN YOU AND THIS LENDER.

Borrower acknowledges receipt of a copy of this document at the time of its execution.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK, SIGNATURE PAGE FOLLOWS]

[PROMISSORY NOTE]
 Loan No. 19263

IN WITNESS WHEREOF, Borrower has duly executed this Note on the on the date stated in the acknowledgement set forth below, to be effective as of the day and year first above written.

FARM SPRINGS ROAD LLC, a Connecticut limited liability company

By: GTJ REALTY, LP, a Delaware limited partnership, the sole member

By: GTJ GP, LLC, a Maryland limited liability company, the general partner

By: GTJ REIT, INC., a Maryland corporation, the sole member

By: ________________________
Paul Cooper, Authorized Person

STATE OF NEW YORK                  )
                      )ss.
COUNTY OF NASSAU                  )

On the ___day of ______________, in the year 2013, before me, the undersigned, personally appeared Paul Cooper, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

____________________________________
Notary Public
My Commission Expires:

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[PROMISSORY NOTE]
 Loan No. 19263